EXHIBIT 10.(b)

			 M.H. MEYERSON & CO., INC.
			      FOUNDED 1960
		      BROKERS & DEALERS IN SECURITIES
			    UNDERWRITERS

NEWPORT TOWER OFFICE
525 WASHINGTON BLVD.
P.O. BOX 260
JERSEY CITY, NJ 07303-0260

201-459=9500   800-888-8188   FAX 201-459-9510
www.mhmeyerson.com

April 7, 1997

Mr. Gerard F. Murphy,
President ATS Money Systems,Inc.
25 Rockwood Place Englewood, NJ  07631

Dear Mr. Murphy:

      THIS AGREEMENT (the "AGREEMENT") is made as of April
7, 1997 between ATS Money  Systems, Inc. ("ATSM") and M.H.
Meyerson & Co., Inc. ("MEYERSON").

      In consideration of the mutual covenants contained herein and intending to be legally bound thereby, ATSM and MEYERSON hereby agree as follows:

      1. MEYERSON will perform investment banking services for ATSM on the terms set forth below for a period of four years from the date hereof. Such services will be performed on a best efforts basis and will include, without limitation, assistance to ATSM in mergers, acquisitions, and internal capital structuring and the placement of new debt and equity issues of ATSM, all with the objective of accomplishing ATSM's business and financial goals. In each instance, MEYERSON shall endeavor, subject to market conditions, to assist ATSM in identifying corporate candidates for mergers and acquisitions and sources of private and institutional funds; to provide planning, structuring, strategic and other advisory services to ATSM; and to assist in negotiations on behalf of ATSM. In each instance, MEYERSON will render such services as to which ATSM and MEYERSON mutually agree and MEYERSON will exert its best efforts to accomplish the goals agreed to by MEYERSON and ATSM.

      2. In connection with the performance of this AGREEMENT, MEYERSON and ATSM shall comply with all applicable laws and regulations, including, without limitation, those of the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission.

      3. In consideration of the services to be rendered by MEYERSON hereunder, MEYERSON is granted Warrants to purchase common shares of ATSM in the following manner:

	      1) Warrants to purchase 80,000 common shares of ATSM at $0.75 per share issuable as of the day of signing of this AGREEMENT.

      2) Warrants to purchase 80,000 common shares of ATSM at $1.25, issuable one year and one day from the signing of this AGREEMENT.

      3) Warrants to purchase 80,000 common shares of ATSM at $1.25 two years and one day from the signing of this AGREEMENT.

	      All Warrants are irrevocable upon issuance.  All
Warrants will expire at the end of the fourth year of the signing of this AGREEMENT.

      4. If ATSM should, at any time, or from time to time hereinafter, effect a stock split, a reverse stock split, or a recapitalization, the terms of the MEYERSON Warrants shall be proportionately adjusted to prevent the dilution or enlargement of the rights of the holders.

      5. During the four (4) year period from the date of signing of this AGREEMENT, the holders of a least 51% of: (i) the MEYERSON Warrants not then exercised; and (ii) the shares previously issued upon exercise of any of the MEYERSON Warrants (hereinafter, collectively, the "MEYERSON EQUITY"), may demand, on one occasion only, that ATSM, at MEYERSON's expense, promptly file a Registration Statement under the Securities Act of 1933, as amended ("ACT"), to permit a public offering of the shares of Common Stock issued and issuable pursuant to exercise of the MEYERSON Warrants (the "MEYERSON SHARES").
Additionally, if ATSM during such four (4) year period, files a Registration Statement covering the sale of any of ATSM's common stock, other than a Registration Statement on Form S-8, then ATSM, on each such occasion, at the request of the holders of at least 51% of the shares and warrants constituting the MEYERSON EQUITY, shall include in any such Registration Statement, at ATSM's expense, and if such inclusion is permitted under the rules of the SEC the MEYERSON SHARES, provided that, if the sale of securities by ATSM is being made through an underwriter and the underwriter objects to inclusion of the MEYERSON shares in the Registration Statement, the MEYERSON SHARES shall not be so included in the Registration Statement or in any registration statement filed within 90 days after the effective date of the underwritten Registration Statement.

      6. The obligation of ATSM to register the MEYERSON SHARES, including the shares issuable upon exercise of the MEYERSON Warrants, pursuant to the demand or the piggy back registration rights set forth in paragraph 5, above, shall be without regard to whether the MEYERSON Warrants have been or will be exercised.

      7. The Warrants are not being registered under the ACT and may not be transferred, nor may the shares issuable upon exercise be transferred, in the absence of being registered under the ACT and applicable state securities laws, unless ATSM receives an opinion of MEYERSON's counsel (which counsel and opinion are reasonably satisfactory to counsel to ATSM) that such transfer is exempt from the ACT and applicable state securities law.

      8. This AGREEMENT constitutes the entire Warrant Agreement between the parties and when a copy hereof is presented to ATSM's transfer agent, together with a certified check in the proper amount and a request that all or part of the MEYERSON Warrant be exercised, the certificates for the appropriate number of shares of Common Stock shall be promptly issued.

      9. ATSM shall make such disclosure with respect to this investment banking AGREEMENT as is required under the ACT and other federal securities laws.

      10.     Upon the signing of this AGREEMENT, ATSM shall
pay MEYERSON $5,000.00 as a non-accountable and non-refundable expense allowance for due diligence and general compliance review. MEYERSON shall be entitled to additional compensation, to be negotiated between MEYERSON and ATSM, arising out of any transactions that are proposed or executed by MEYERSON and consummated by ATSM, or are executed by MEYERSON at ATSM's request, during the term of this AGREEMENT to the extent that such compensation is approved in writing in advance by ATSM's
Chief Executive Officer.   In addition, MEYERSON shall be
reimbursed by ATSM for any reasonable out-of-pocket expenses that MEYERSON may incur in connection with rendering any service to or on behalf of ATSM which expenses are approved, in writing, in advance by ATSM's Chief Executive Officer.

      11. ATSM agrees to indemnify and hold MEYERSON and its directors, officers and employees harmless from and against any and all losses, claims, damages, liabilities, costs or expenses arising out of any action or cause of action brought against MEYERSON in connection with its rendering services under this AGREEMENT except for any losses, claims, damages, liabilities, costs or expenses resulting from any violation by MEYERSON of applicable laws and regulations including, without limitation, those of the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission or any state securities commission or from any act of MEYERSON involving negligence or misconduct and except that ATSM shall not be liable for any amount paid in settlement of any claim that is settled without its prior written consent.

      12. MEYERSON agrees to indemnify and hold ATSM and its directors, officers and employees harmless from and against any and all losses, claims, damages, liabilities, costs or expenses resulting from any violation by MEYERSON of applicable laws and regulations including without limitation, those of the National Association of Securities Dealers, Inc., the
Securities and Exchange Commission any state securities commission or from any act of MEYERSON involving negligence or misconduct.

      13. Within 90 days of the date of this AGREEMENT, a representative of MEYERSON will visit the corporate headquarters of ATSM. ATSM will submit to MEYERSON a current business plan setting forth how ATSM plans to proceed over the next two (2) years.

      14. Nothing contained in this AGREEMENT shall be construed to constitute MEYERSON as a partner, employee, or agent of ATSM; nor shall either party have any authority to bind the other in any respect, it being intended that MEYERSON is, and shall remain an independent contractor.

      15. This AGREEMENT may not be assigned by either party hereto, shall be interpreted in accordance with the laws of the State of New Jersey, and shall be binding upon the successors of the parties. Either party may terminate this investment banking contract at any time; however, issued Warrants will remain with MEYERSON.

      16. If any paragraph, sentence, clause or phrase of this AGREEMENT is for any reason declared to be illegal, invalid, unconstitutional, void or unenforceable, all other paragraphs, sentences, clauses or phrases hereof not so held shall be and remain in full force and effect.

      17. None of the terms of this AGREEMENT shall be deemed to be waived or modified except by an express agreement in writing signed by the party against whom enforcement of such waiver or modification is sought. The failure of either party at any time to require performance by the other party of any provision hereof shall, in no way, affect the full right to require such performance at any time thereafter. Nor shall the wavier by either party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

      18. Any dispute, claim or controversy arising out of or relating to this AGREEMENT, or the breach thereof, shall be settled by arbitration in Jersey City, New Jersey, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties hereto agree that they will abide by and perform any award rendered by the arbitrator(s) and that judgement upon any such award may be entered in any Court, state or federal, having jurisdiction over the party against whom the judgment is being entered. Any arbitration demand, summons, complaint, other process, notice of motion, or other application to an arbitration panel, Court or Judge, and any arbitration award or judgement may be served upon any party hereto by registered or certified mail, or by personal service, provided a reasonable time for appearance or answer is allowed.

      19. For purpose of compliance with laws pertaining to potential inside information being distributed unauthorized to anyone, all communications regarding ATSM's confidential information should only be directed to Martin H. Meyerson, Chairman, Michael Silvestri, President, or Linda Antosiewicz, Senior Vice President, Compliance. If information is being faxed, our confidential compliance fax number is (201) 459-9534 for communication use.

      20. ATSM shall have the right to cancel this AGREEMENT at any time. Unless ATSM exercises their cancellation rights, this Agreement will remain in effect for the full four years. If ATSM exercises their right on the first anniversary of this AGREEMENT, ATSM agrees that MEYERSON will be entitled to a minimum of Warrants for 160,000 shares as described in parts one and two of paragraph three.

      IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the day and year set forth above.

  M.H. Meyerson & Co., Inc.                   ATS Money Systems, Inc.



   MICHAEL SILVESTRI                           GERARD F.MURPHY
   Michael Silvestri                           Gerard F. Murphy
   President                                   President